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                                                                    EXHIBIT 10.4


                        ADDITIONAL SECURED LOAN AGREEMENT

         This AGREEMENT entered into this day of March, 1996 by and between NutraGenics, Inc. a Nevada corporation, having its principle offices at 2425 Camelback Road, Suite 650, Phoenix, Arizona 85016 (hereinafter referred to as "NutraGenics") and Milton Okin, residing at 306 Brevoort Lane, Rye, New York 10580 (hereinafter referred to as the "Okin").

                                   WITNESSETH:

         WHEREAS, NutraGenics is a public company that has acquired a licensing agreement which permits the exclusive manufacture, marketing and sale of a vitamin E-like complex ("TRF(25)") that has been shown to be effective in reducing cholesterol and critical events associated with coronary heart disease and stroke; NutraGenics has applied for a United States trademark for the vitamin E-like complex (TRF(25)) under the name "Vitenol-ETM"; and NutraGenics is in the business of manufacturing, marketing and selling the aforementioned vitamin E-like complex (TRF(25)) under the name "Vitenol-E(TM)";

         WHEREAS, Okin is a biochemist and has been in the nutrition, health and vitamin industry for 60 years, has owned a company that manufactured, marketed and distributed vitamins and pharmaceuticals, currently owns a vitamin mail order business and has extensive knowledge in the nutrition, health and vitamin industry;



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         WHEREAS, pursuant to an Agreement dated October 5, 1995, Okin and
Okin's Children purchased Two Hundred and Fifty Thousand (250,000) shares of common stock of NutraGenics $.001 par value and among other financial advances Okin advances Two Hundred and Fifty Thousand ($250,000) Dollars to NutraGenics as a secured loan for a period of two (2) years in order to finance the creation of the manufacturing process and to create the proper labeling for Vitenol-E as a nutritional vitamin E supplement that reduces cholesterol and to manufacture Vitenol-E for sale to the public; and

         WHEREAS, NutraGenics has represented to Okin that it has almost completed the creation of the commercial manufacturing process for Vitenol-E(TM) for encapsulization in a normal sized capsule form for sale to the pubic as a nutritional vitamin E supplement; and

         WHEREAS, Milton Bass, Esq., an attorney who specializes in Federal Drug Administration (FDA) matters, and who has been engaged by NutraGenics to approve the words and the tenor of the words to be used on the commercial label of the bottle containing Vitenol-E for sale to the public so that those words convey the message to the public that Vitenol-E is effective in reducing cholesterol; and

         WHEREAS, Milton Bass, Esq., has reviewed all the material concerning Vitenol-E supplied to him by NutraGenics and has requested NutraGenics to obtain from a person with the proper credentials a scientific review of the actions taken, the tests conducted including, where appropriate, the procedures and protocol


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used in such tests and the relative medical journal reports and other related articles relied upon by NutraGenics in supporting its position that Vitenol-E(TM) is effective in reducing cholesterol as additional support for those claims before Milton Bass, Esq., can finally pass upon the words to be used on the label of the Vitenol-E(TM) bottles to convey the message to the public that Vitenol-E(TM) reduces cholesterol; and

         WHEREAS, NutraGenics presented to Okin a budget in the approximate sum of Three Hundred and Fifty-Nine Thousand Seven Hundred ($359,700) Dollars for the period March 1996 through June 1996 to further develop the commercial manufacturing process for Vitenol-E(TM) which will result in the commercial production of approximately 30,000 bottles of Vitenol-E(TM) and to complete the report requested by Milton Bass, Esq. so that he can pass upon the words to be used on the label of the Vitenol-E(TM) bottle to convey the message to the public that Vitenol-E(TM) is effective in reducing cholesterol; and

         WHEREAS, Okin has agreed to advance the sum of Three Hundred and Fifty Thousand ($350,000) Dollars to NutraGenics in order to further develop the commercial manufacturing process for and produce approximately 30,000 bottles of Vitenol-E(TM) and complete the report necessary to support the words to be used on the label of the bottle to convey the message to the public that Vitenol-E(TM) as a vitamin E supplement is effective in reducing cholesterol, upon terms and conditions as hereinafter set forth;


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         NOW THEREFORE, in consideration of the mutual covenants and provisions herein contained, the parties intending to be legally bound, agree as follows:

         FIRST:   FIRST SECURED LOAN TO NUTRAGENICS
                  FOR THREE HUNDRED AND FIFTY THOUSAND
                  ($350,000) DOLLARS

         In reliance on the representations and warranties contained herein, Okin will loan to NutraGenics the sum of Three Hundred and Fifty Thousand ($350,000) Dollars pursuant to the following terms and conditions:

         (a) The loan of Three Hundred and Fifty Thousand ($350,000.00) Dollars (hereinafter referred to as the "Additional Secured Loan") shall be secured by NutraGenics' accounts receivables, inventory, patents, trademarks, machinery, equipment, licenses and contracts, including but not limited to, the exclusive license agreement to manufacture, market and sell the vitamin E-like complex (TRF(25)) known as Vitenol-E(TM), pursuant to the terms and conditions of an Equipment Security Agreement - Chattel Mortgage as amended by this Agreement; a Security Agreement - Chattel Mortgage dated October 5, 1995; an Inventory Security Agreement dated October 5, 1995; and Form UCC-1 Financing Statements filed with the appropriate local and state agencies as previously executed by the parties as part of Okin's initial loan to NutraGenics in the sum of Two Hundred and Fifty Thousand ($250,000) Dollars as more particularly set forth in the Agreement between Okin and NutraGenics dated October 5, 1995. It being understood and agreed between the parties that the first secured interest granted to Okin


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by NutraGenics in the October 5th, 1995 Agreement is hereby extended to include the present additional secured loan of Three Hundred and Fifty Thousand ($350,000) Dollars ("Additional Secured Loan") so that Okin will hold a first secured interest of Six Hundred Thousand ($600,000) Dollars in all of the present and future acquired assets of NutraGenics.

         (b) The Additional Secured Loan to NutraGenics will be advanced to NutraGenics by Okin pursuant to the following schedule:

              (i) the sum of One Hundred Thousand ($100,000) Dollars on March 1, 1996;

              (ii) the sum of One Hundred Thousand ($100,000) Dollars on April 1, 1996;

              (iii) the sum of One Hundred Thousand ($100,000) Dollars on May 1, 1996; and

              (iv)  the sum of Fifty Thousand ($50,000) Dollars on June 1, 1996.

         (c) NutraGenics shall execute four (4) Promissory Notes dated consecutively March 1, 1996; April 1, 1996; May 1, 1996; and June 1, 1996. The first three (3) notes will each be in the amount of the sum of One Hundred Thousand ($100,000) Dollars; and the fourth note will be in the amount of the sum of Fifty Thousand ($50,000) Dollars.

         (d) Each Promissory Note will be signed by NutraGenics and held in escrow by Marvin J. Goldstein, Esq., until Marvin J. Goldstein, Esq., is notified by the partes that NutraGenics has received the appropriate sum of money represented by the Promissory


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Note at which time Marvin J. Goldstein, Esq., shall release such originally executed Promissory Note to Okin.

         (e) The term of each note shall be for a period of two (2) years with a variable interest rate based upon the six-month London Interbank Offered Rate ("Libor") plus the spread of 1 1/2 points above Libor (which includes the facility fee of 3/4 of a point charged by Merrill Lynch), and said variable interest on the Additional Secured Loan shall be paid by NutraGenics quarter annually directly to Milton Okin, it being understood between the .parties that although the Additional Secured loan was intended to be for a term of two years, because the advances of each loan is staggered, the maturity date for each advance is similarly staggered so that each advance is due two years from the date of each advance.

         (f) The proceeds of the Additional Secured Loan shall be used in accordance with the terms and conditions hereinafter set forth in paragraph "SECOND".

         (g) Pursuant to the terms and conditions hereinafter set forth in paragraph "THIRD", Okin, in his sole option, may elect to receive all or part of the repayment of this Additional Secured Loan by the issuance to him of restricted common stock of NutraGenics as repayment of said Additional Secured Loan, at a purchase price of One Dollar and Fifty Cents ($1.50) per share of unregistered common stock of NutraGenics.

         (h) Pursuant to the terms and conditions hereinafter set forth in paragraph "FOURTH", Okin in his sole discretion, may elect


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to receive payment in full of the principal balance of all loans outstanding and advanced by Okin to NutraGenics together with all interest accrued thereon at any time within ninety days after NutraGenics has obtained at least Five Million ($5,000,000) Dollars of financing from sources other than Okin.

         SECOND: INVESTORS POSITION - USE OF PROCEEDS

         (a) The aforesaid proceeds of the Additional Secured Loan shall be used by NutraGenics primarily for the completion of the creation of the commercial manufacturing process for Vitenol-E for encapsulization in a 7 1/2 oval or other size capsule appropriate for sale to the public, for completion of the scientific review of the report requested by Milton Bass, Esq., in order to help support the claims to be used on the commercial label of the bottle containing Vitenol-E(TM) for sale to the public and for the manufacture, marketing and sale of the product Vitenol-E(TM) and as more particularly set forth in NutraGenics' administration budget for the period March, 1996, through June, 1996, a copy of which is annexed hereto and called Exhibit A. The proceeds of the Additional Secured Loan shall not be used for the repayment of any debt of NutraGenics nor for the payment of any royalties to LipoGenics, Inc., the corporation that developed and owns the vitamin E-like complex .(TRF(25)) referred to herein and known as vitenol-E(TM).

         (b) NutraGenics shall maintain complete and accurate financial books and records reflecting NutraGenics, use of


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aforesaid proceeds of the Additional Secured Loan. Okin, or any representative of Okin, shall have the right; upon three (3) working days written notice, to examine and copy said books and records of NutraGenics at any time during the normal business hours of NutraGenics, and NutraGenics at its own expense shall be obligated and bound to make said books and records available for review and copying by Okin, or any representative of Okin, at NutraGenics office in Phoenix, Arizona.

         (c) Until such time as the Additional Secured Loan of Three Hundred and Fifty Thousand ($350,000) Dollars made has been paid in full, Okin shall be entitled to receive upon his request copies of all filings with the United States Securities and Exchange commission, press releases, sales literature, material contracts and financial and accounting reports, financial statements and tax returns prepared by, for or on behalf Of NutraGenics.

         (d) The within "Use of Proceeds" provision is a material provision and of the essence of this Agreement, any material breach of the use of proceeds as outlined in paragraph "SECOND (a)" shall result in the following:

              (i) The balance of the principal and interest of the Secured Loan made on October 5, 1995, and the balance of the principal and interest of the Additional Secured Loan made in March, 1996, shall become immediately due and payable by NutraGenics to Okin pursuant to the terms and conditions of the Promissory Notes executed by NutraGenics


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                   representing the Secured Loan made on October 5, 1995 and the
                   Additional Secured Loan made in march, 1996; and in addition

              (ii) Okin shall have the right and option to sell his equity ownership in NutraGenics, or any portion thereof, to NutraGenics at a price equal to $2.00 per share or the then fair market value per share whichever is greater. Okin shall elect such option by notifying NutraGenics in writing by certified or registered mail. NutraGenics, within thirty (30) days of receipt of such notice, shall purchase said stock. The closing shall be held within thirty (30) days of such notice, at which time 100% of the purchase price shall be paid in cash or by certified check and the stock certificates sold shall at closing be properly endorsed and delivered to NutraGenics by Okin.

     THIRD:        OPTION TO CONVERT ADDITIONAL SECURED LOAN
                   INTO UNREGISTERED COMMON STOCK OF NUTRAGENICS

         At any time during the term of each of the Promissory Notes made pursuant to this Agreement, Okin, at his sole option, may elect to receive unregistered common stock of NutraGenics as repayment of all or any portion of the Promissory Notes made between Okin and NutraGenics, at a purchase price of One Dollar and Fifty Cents ($1.50) per share of unregistered common stock of NutraGenics. Okin shall notify Nutragenics in writing by certified


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or registered mail of his election to receive unregistered common stock of
NutraGenics as repayment of all or any portion of the Promissory Notes being made pursuant to this Agreement. The closing and the issuance to Okin of the unregistered common stock of NutraGenics shall be held within thirty (30) days of Okin's notification (the "Closing Date").

         In the event that, during the period between the date hereof and the date when Okin exercises his option to convert the Promissory Notes into the unregistered common stock of NutraGenics (the "Option Period"), any reclassification, reorganization, stock split, stock dividend, merger consolidation, combination, exchange of securities, or other similar change in respect of the capitalization of NutraGenics shall occur, then appropriate adjustment shall be made in the number of shares of common stock of NutraGenics and/or kind of securities to be issued in the event Okin exercises his option to accept repayment of part or all of his Promissory Notes in restricted common stock of NutraGenics (the "Option Shares") and appropriate adjustment shall be made to the exercise price, if necessary, so that the Option Shares shall be that number of shares of common stock and/or other securities that Okin would have held after such reclassification, reorganization, stock split, stock dividend, merger, consolidation, combination, exchange of securities, or other similar change as if the purchase had occurred immediately prior to such reclassification, reorganization, stock split, stock dividend, liquidation, spin-off or similar other change and all references herein to the option


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Shares shall be deemed to refer to such adjusted number and/or kind of securities.

         In the event that, during the Option Period there is a partial or complete liquidation or spin-off of any assets owned by NutraGenics, NutraGenics will give Okin at least thirty (30) days prior written notice of such event so that Okin may exercise any part of all of the option prior to such liquidation or spin-off.

         At any time during the Option Period Okin shall have the right to purchase from NutraGenics in round numbered size allotments of blocks of at least ten thousand (10,000) shares, up to that number of Option Shares then subject to the Option, at the Exercise Price in effect at the time of such exercise. Okin shall sign an investment letter for all stock issued pursuant to the option in form and substance as executed hereunder as part of this Agreement.

         In the event of the demise of Okin at any time during the Option Period, Okin's estate shall have the right to exercise the Option for a period which is the lesser of one year or the balance of the Option Period.

         FOURTH:   OPTION TO RECEIVE REPAYMENT OF SECURED LOANS
                   MADE ON OCTOBER 5, 1995 AND ADDITIONAL SECURED
                   LOAN MADE PURSUANT TO THIS AGREEMENT

         At any time during the term of any of the four Promissory Notes made pursuant to this Agreement, Okin, at his sole option, may elect to receive repayment in cash or by good certified check of all or any portion of all unpaid principal loans made by him and Okin's children together with all unpaid interest accrued thereon (the "Loans") in the event that NutraGenics obtains financing of

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Five Million ($5,000,000) Dollars or more from sources other than Okin
("Financing"). Okin's option to elect to receive such repayment shall extend for a period of thirty (30) days from the date that NutraGenics receives and notifies Okin of all or any portion of said Financing. Okin shall notify Nutragenics in writing by certified or registered mail of his election to receive repayment of all or any portion of the Loans. The closing and the payment to Okin and/or Okin's Children of the Loans shall be held within thirty
(30) days of Okin's notification (the "Closing Date").

         FIFTH:   NUTRAGENICS RIGHT TO PREPAY LOANS

         NutraGenics shall have the right to prepay at any time without penalty the Loans made pursuant to this Agreement, and in that event, NutraGenics shall notify Okin of its intention to prepay said loans by certified or registered mail. Upon receipt of such notice, Okin shall have the option to elect to receive unregistered common stock of NutraGenics at One Dollar and Fifty Cents ($1.50) per share in lieu of a cash repayment of all or part of said Loans, Okin shall notify NutraGenics of such an election in writing by certified or registered mail within thirty (30) days of receipt of NutraGenics' notice to prepay said loans. In the event Okin does not elect to receive NutraGenics' stock in repayment of all of his loans he shall be paid the balance due in cash or good certified check. The closing and the payment in cash or good certified check and/or the issuance to Okin of the unregistered common stock of


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NutraGenics shall be held within thirty (30) days of Okin's notification.

         SIXTH:    "PIGGY BACK" RIGHTS OF REGISTRATION

         In the event NutraGenics shall at any time after the date hereof, seek to further register or qualify any of its capital stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall furnish Okin with at least thirty (30) days prior written notice thereof, and Okin shall have the option without cost or expense to Okin, to include his Stock, or any portion thereof, in such registration or qualification with the consent of the underwriter, who may also require appropriate and reasonable limitations on the sale of such Stock after their registration. Okin shall exercise his "piggy-back rights" of registration by giving written notice to NutraGenics and the underwriter within twenty (20) days of receipt of written notice from NutraGenics. All expenses in connection with preparing and filing the registration statement (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by NutraGenics (including up to a maximum of five (5) states in which NutraGenics would not otherwise sell shares registered under such registration statement in which the shares are also registered). This piggy-back right of registration shall apply to the shares of NutraGenics' common stock issued to Okin if Okin elects to receive


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part or full payment of his Promissory Notes through the issuance of the
NutraGenics restricted common stock and limited in dollar amount to 125% of the cost of the NutraGenics' common stock purchased by Okin through conversion of his Promissory Notes into common stock of NutraGenics. This piggy-back right of registration may be assigned and transferred by Okin to any third party who may receive the Promissory Notes or NutraGenics stock issued to Okin pursuant to this Agreement.

         SEVENTH:  INDEMNIFICATION

         NutraGenics agrees to indemnify and hold harmless Okin and each person, if any, who is a representative of Okin and each person to whom Okin assigns his NutraGenics' common stock, from and against any losses, claims, damages, liabilities (which shall include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which Okin, such representative or assignee, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or an alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, (B) any blue sky application or other document executed by NutraGenics specifically for that purpose or based upon written information furnished by NutraGenics filed in any state or other jurisdiction in order to qualify any or all of the NutraGenics Shares of common stock under the securities laws

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thereof (any such application, document being hereinafter called a "Blue Sky
Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NutraGenics will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to NutraGenics through Okin or on behalf of Okin or Okin's assigns specifically for use in the preparation of the Registration Statement or any such amendment of supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which Okin or any of Okin's representatives or assigns may otherwise have.

         The terms and conditions of this paragraph shall survive the termination or expiration of this Agreement.

         EIGHTH:   OKIN'S INVESTMENT REPRESENTATIONS

         Okin represents that the NutraGenics unregistered common stock (the "Shares") he may acquire as a result of conversion of all or any part of this Additional Secured Loan will be acquired by him for investment for his own account with no present intention of


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reselling or otherwise distributing the same. Okin has been advised that the
Shares so acquired will not have been registered under the Securities Act of 1933, as amended, (the "Act") on the basis that the sale to Okin is exempt from registration under Section 4(2) of the Act as not involving any public offering and that NutraGenics' reliance on such exemption is predicated in part on Okin's aforesaid representation. Okin has been advised that while he has the right to dispose of his own property when and as he sees fit, he realizes that, in the view of the Securities and Exchange Commission, the statutory basis for exemption would not be present if, notwithstanding Okin's said representation, Okin had in mind merely acquiring the Shares for resale upon the occurrence or nonoccurrence of some predetermined event. At present Okin knows of no circumstance in the foreseeable future which would require the sale or hypothecation of the Shares. Okin represents that he has such knowledge and experience in financial matters to evaluate the merits and risks of an investment in the Shares, and that he can bear the economic risk of an investment in the Shares.

         Okin further represents that he has had the opportunity to seek outside legal advice with respect to acquiring the Shares. Okin understands that the Shares are characterized as "restricted securities" under federal securities laws, since the Shares are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Act only in certain limited circumstances. Okin hereby represents that he understands


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the resale limitations imposed by the act and is generally familiar with and understands the existing resale limitations imposed by the Act and the rules and regulations promulgated thereunder.

         NINTH:    ENDORSEMENT OF STOCK CERTIFICATE

         Okin agrees that in the event he converts any part or all of this Additional Secured Loan into the common stock of NutraGenics there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance as follows:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, have been acquired for investment and may not be sold transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of Company's counsel that registration is not required under said Act.



         TENTH:    DESCRIPTION OF AUTHORIZED CAPITAL STOCK AND
                   WARRANTS

         The total number of authorized shares of NutraGenics' common stock is Fifty Million (50,000,000) par value $.001.

         The total number of issued and outstanding shares of NutraGenics common stock is Ten Million Seven Hundred and Fifty-Six Thousand Two Hundred and Sixty-Nine (10,756,269) Shares. Except for the options created for C. Everett Koop to purchase One Hundred and Eighty Thousand (180,000) shares of NutraGenics' common stock, and the option granted to Okin to convert his Loans into the common stock of NutraGenics, there are no warrants or options to purchase shares of NutraGenics common stock.


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         ELEVENTH: LOAN TO NUTRAGENICS FOR THE PAYMENT OF THE
                   LEGAL FEES FOR MILTON A. BASS, ESQ. AS
                   PROVIDED IN THE AGREEMENT DATED OCTOBER 5, 1996

         The parties acknowledge and agree that pursuant to the terms and conditions of the Agreement dated October 5, 1995, paragraph FIFTH thereof, Milton A. Bass, Esq., has issued invoices to NutraGenics totalling approximately $11,500 to date which invoices will be paid by Okin on behalf of NutraGenics pursuant to said Agreement.

         TWELFTH:  INCORPORATION OF SECURED LENDING PROVISIONS
                   OF AGREEMENT DATED OCTOBER 5, 1995

         The parties acknowledge and agree that except as otherwise modified by this Agreement, all the terms and conditions of the Security Agreement - Chattel Mortgage, Equipment Security Agreement - Chattel Mortgage, Inventory Security Agreement, and Form UCC-1 Financing Statements executed with the Agreement dated October 5, 1995 are hereby incorporated by reference herein and made a part hereof as though fully set forth at length herein so that Okin will have a continuing first security interest in all of the assets of NutraGenics to secure the payment of this Additional Secured Loan.

         The parties specifically acknowledge and agree that the existing executed Security Agreement -Chattel Mortgage executed with the October 5, 1995 Agreement provides for such continuing security interest at page 1, second paragraph, where it is stated, "As security to the Lender for the payment of all previously made or granted financing, all presently made or granted financing and all financing that my be made or granted by lender or borrower in


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the future and all other obligations that may be owed by the Borrower to the
Lender...."

         The parties further specifically acknowledge and agree that the Inventory Security Agreement executed with the Agreement dated October 5, 1995, provides at page 2, paragraph THIRD, that "The inventory shall be security for the advancement of credit and loans previously made, presently made, made in the future and all other obligations of Borrower to Lender."

         THIRTEENTH:  NUTRAGENICS' REPRESENTATIONS AND WARRANTIES

         (a) NutraGenics represents and warrants that in the event Okin converts any or all of this Additional Secured Loan into the common stock of NutraGenics, such common stock of NutraGenics when issued pursuant to the terms and conditions of this Agreement, will have been duly authorized, validly issued, fully paid and nonassessable.

         (b) NutraGenics represents and warrants that it will pay any and all taxes required to be paid and arising out of the issuance and sale of the NutraGenics common stock to Okin.

         (c) NutraGenics agrees to sign any and all other documents reasonably required to be signed in order to effectuate the issuance of the NutraGenics common stock that may be issued herein by NutraGenics.

         (d) NutraGenics agrees that this Additional Secured Loan shall be a first secured loan against all the present and future acquired assets of NutraGenics.


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         (e) NutraGenics represents and warrants that there is no claim, litigation, proceeding or investigation pending or to the knowledge of NutraGenics threatened in which NutraGenics is a party or a defendant that may in any way effect the value of the vitamin E-like complex (TRF(25)) known as Vitenol-E(TM) including any applications, renewal applications, or amendments to any existing registration, submitted to the United States Food and Drug Administration or the United States Patent and Trademark Office.

         (f) NutraGenics represents and warrants that it has complied in all material respects with all applicable laws, regulations, orders and ordinances of the United States, and all state and local governments and agencies thereof, which could adversely effect the vitamin E-like complex (TRF(25)) known as Vitenol-E(TM).

         (g) NutraGenics represents and warrants that it is the sole and undisputed holder of the world wide exclusive license from LipoGenics, Inc. to the industrial proprietary rights, including pending United States and foreign applications relating to tocotrienols and tocotrienol-like compounds and their preparation and use, and the technology, including trade secret formulas and processes, and know-how, relating to such tocotrienols and tocotrienol-like compounds and their preparation and use (such Industrial Property Rights, technology, trade secrets and know-how being hereinafter referred to as "LipoGenics technology"). That the nutritional supplement technology based on a vitamin E-like complex (TRF(25)) has been shown to be effective in reducing cholesterol and in reducing critical events associated with


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coronary heart disease and stroke as well as having antioxidant and anticoagulant properties.

         (h) NutraGenics represents and warrants that the above-described exclusive license for the vitamin E-like complex (TRF(25)) is, and will be at the time of execution of this agreement, validly existing and in full force and effect; NutraGenics represents and warrants that it has not violated, nor is in breach or default of, any of the conditions and terms of such license agreement. NutraGenics further represents and warrants that said license agreement is free and clear of all pledges, mortgages, charges, encumbrances and liens. A true copy of such fully executed License Agreement is annexed hereto.

         (i) NutraGenics represents and warrants that LipoGenics has patent applications pending on the following four basic elements: 1) a method of manufacturing Vitenol-E(TM) dietary supplements ("Processing" claims); 2) Vitenol-E(TM) products derived via the proprietary methods ("Products by Process" claims); 3) chemical composition of key compounds in Vitenol-E(TM) ("Composition of Structure" claims); and 4) the use of the proprietary Vitenol-E(TM) product and its compounds ("Utility" claims). As of the date of the execution of this Agreement, the following patent applications have been submitted and prosecuted by LipoGenics:

Applications #           Inventors                   Title
--------------           ---------                   -----
1. WO 9117985            A. Qureshi, K. Becker       Process for recovering
                         M. Wells, R. Lane           tocotrienols, tocopherols
                                                     and tocotrienol-like
                                                     compounds

2. WO 930977             R. Lane A. Qureshi          Tocotrienols and
                         W. Salser                   tocotrienol-like compounds
                                                     and methods for their use

NutraGenics further represents and warrants that there have been no issues raised by the United States Patent and Trademark Office that NutraGenics believes will prevent the issuance of the patents for the above-described patent applications.

         FOURTEENTH: APPROVAL OF BOARD OF DIRECTORS

         This Agreement and the terms and conditions herein is subject to the prior approval of the Board of Directors of NutraGenics through the adoption and execution of formal executed resolutions of the Board of Directors of NutraGenics. A copy of such executed resolutions shall be delivered to Okin at closing.

         FIFTEENTH:  NON-WAIVER

         All representations and warranties made by the parties to this Agreement shall survive the closing. No action or omission by the parties hereto shall constitute a waiver of any covenants, warranties or representations, unless such waiver shall be executed in writing by the party for whose benefit such covenant, warranty or representation is designed.

         SIXTEENTH:  ARBITRATION OF DISPUTES

         Any and all disputes of whatsoever kind or nature arising out of or concerning this Agreement, its interpretation or effect, shall be determined by the exclusive means of Arbitration before the American Arbitration Association of the City of New York, located in the City of New York in accordance with its rules and regulations then in effect, and the decision upon such Arbitration shall be final and binding upon all of the parties of this Agreement. The costs and expense of Arbitration, including the reasonable attorney's fees, shall be paid by the party against whom the Arbiters render a decision, unless the decision of the Arbiters specifically provides otherwise for good cause, and judgment upon such award may be entered in the Supreme Court of the State of New York or any other State in which any party to this Agreement is a resident. Such determination shall be made by a panel of at least three (3) Arbiters.

         SEVENTEENTH:  LAWS TO GOVERN

         This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws and principles thereof and the parties consent to the exclusive jurisdiction of the state and federal courts of the State of New York.

         EIGHTEENTH:   NOTICES

         All necessary notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given five
(5) days after being mailed by certified mail, return receipt requested, postage prepaid and addressed as follows:

         A.       If to be given to NutraGenics at

                  8300 North Hayden Road
                   Suite 207
                  Scottsdale, Arizona 85258

         B.       If to be given to Milton Okin at
                  306 Brevoort Land
                  Rye, New York 10580



         NINETEENTH:   ENTIRE AGREEMENT

         This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, and all prior agreements and understandings are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

         TWENTIETH:    HEADINGS

         The headings of the paragraphs of this Agreement are for the convenience of reference only and do not form a part thereof and in no way modify, interpret or construe the meanings of the parties.

         TWENTY-FIRST: COUNTERPARTS

         To facilitate execution, this Agreement may be executed in as many counterparts as may be required and its shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Signatures by facsimile transmission shall be deemed acceptable and binding upon the parties.

         TWENTY-SECOND:    SEVERANCE OF AGREEMENT

         Should any provision or portion of any provision of this Agreement be invalid for any reason the validity of the remaining provisions, or of the other portions of the provision in question, shall not be effected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, and their corporate seals to be affixed hereto.


                                                 NUTRAGENICS, INC.


                                                 /s/Ronald H. Lane
                                                 -------------------------------
                                                 By:  RONALD H. LANE
                                                      CHIEF EXECUTIVE OFFICER



                                                 /s/Milton Okin
                                                 -------------------------------
                                                 MILTON OKIN



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